[LETTERHEAD OF NELSON, MAYOKA & COMPANY, P.C.]

                                                                 August 10, 2000


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Panagra International Corporation



Gentlemen:

We have read the statement that Panagra International Corporation has made in its Form 8-K dated August 8, 2000 regarding changes in the Registrant's certifying accountants. We agree with the statements made therein.


                                                               Very truly yours,

                                                               /s/ Mark Mayoka
                                                               ----------------
                                                               Mark Mayoka